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                                                                     EXHIBIT 8.1

                             SULLIVAN & CROMWELL
                               125 Broad Street
                        New York, New York  10004-2498

                                        May 5, 1994



GTE Corporation,
  One Stamford Forum,
    Stamford, Connecticut 06904

Dear Sirs:

  We have acted as your counsel in connection with the registration by GTE Delaware, L.P. of Monthly Income Preferred Securities ("MIPS") and hereby confirm to you our opinion as set forth in the second paragraph under the heading "Investment Considerations--Special Event Redemption or Distribution", and under the heading "United States Taxation", in the preliminary Prospectus Supplement dated May 5, 1994.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement on Form S-3, as filed by GTE Corporation and GTE Delaware, L.P. with the Commission on the date hereof, and to the use of our name under the headings "Legal Matters" and "United States Taxation" in the preliminary Prospectus Supplement and under the heading "Experts and Legal Opinions" in the preliminary Prospectus.

                                        Very truly yours,




                                        Sullivan & Cromwell